Exhibit 10.1

DOMESTIC CUSTODIAN AGREEMENT

This Agreement (this “Agreement”) is made as of June 16, 2014 by and between AccuShares Commodities Trust I (the “Trust”), a Delaware statutory trust on behalf of each of its separate fund series listed on Appendix A attached hereto and made a part hereof (each a “Fund” and collectively the “Funds”) and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

Whereas, the Trust is organized pursuant to its Second Amended and Restated Trust Agreement dated as of June 16, 2014 (the “Trust Agreement”) between Wilmington Trust, N.A., as trustee, and AccuShares Investment Management, LLC (the “Sponsor”), as sponsor;

Whereas, the offer and sale of the shares of beneficial interest (“Shares”) of each Fund will be registered with the U.S. Securities and Exchange Commission (the “SEC”) by means of the Trust’s registration statement on Form S-1, which will be filed and effective as of the date of such offer and sale (on such present form, any subsequent amendment thereto or any later effective registration statement, the “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”);

Whereas, each Fund, pursuant to the Trust Agreement, is authorized to issue its Shares in a pair of offsetting classes (each, a “Class”), with each such Class representing interests in such Fund’s assets, as set forth under the Trust Agreement and as described in the Funds’ most current prospectus(es) contained in the Registration Statement (as amended and supplemented from time to time, the “Prospectus”); and

Whereas, each Fund will issue and redeem its Shares only in aggregations of Shares known as “Creation Units,” generally in exchange for a specified cash payment, as more fully described in such Fund’s Prospectus.

Now, Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1.	Employment of Custodian and Property to be Held by It

The Trust hereby employs the Custodian as a custodian of assets of each Fund, including securities which such Fund desires to be held in places within the United States (“domestic securities”). The Trust, on behalf of each Fund, agrees to deliver to the Custodian all securities and cash of the Funds, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Funds from time to time, and the cash consideration received by it for such Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 8 hereof).

Upon receipt of Proper Instructions, the Custodian shall on behalf of the Funds appoint one or more banks, trust companies or other entities located in the United States and designated in such Proper Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by the Fund. Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.”

Section 2.	Duties of the Custodian with Respect to Property of the Funds to be Held in the United States

2.1	Holding Securities. The Custodian shall hold and segregate for the account of each Fund all non-cash property to be held by it in the United States, including all domestic securities owned by such Fund, other than securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a “U.S. Securities System”).

2.2	Delivery of Domestic Securities. The Custodian shall release and deliver domestic securities owned by a Fund held by the Custodian in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, specifying (a) the domestic securities of the Fund to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

2.3	Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize reasonable efforts only to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4	Payment of Fund Monies. The Custodian shall pay out monies of a Fund upon receipt of Proper Instructions on behalf of the applicable Fund, specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

2.5	Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Fund of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.6	Determination of Fund Deposit, etc. Subject to and in accordance with the directions of the Sponsor on behalf of any Fund and with the assistance of each Fund’s administrator and investment advisor, the Custodian shall determine for each Fund after the end of each trading day on the NASDAQ OMX, in accordance with the Trust Agreement and the policies and procedures set forth in each Fund’s Prospectus, (i) the amount of cash deposit to create a Creation Unit of each Fund and (ii) the amount of cash proceeds payable upon redemption of a Creation Unit of each Fund on such date. The Custodian shall provide or cause to be provided this information to the Sponsor and other persons according to the instructions of the Sponsor and shall disseminate such information on each day the NASDAQ OMX is open, including through the facilities of the National Securities Clearing Corporation, prior to the opening of trading on the NASDAQ OMX.

2.6A	Allocation of Deposit Security Shortfalls. [RESERVED]

2.7	Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent and shall credit such income, as collected, to such Fund's custodian account. The Custodian shall present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Fund on domestic securities loaned shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.8	Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.9	Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by a Fund in a U.S. Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and to the extent applicable hereto.

2.10	Segregated Account. Upon receipt of Proper Instructions, the Custodian shall on behalf of each applicable Fund establish and maintain a segregated account or accounts for and on behalf of each such Fund for any purpose, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof.

2.11	Deposit of Fund Assets with the Underlying Transfer Agent. [RESERVED]

2.12	Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.

2.13	Proxies. [RESERVED]

2.14	Communications Relating to Domestic Fund Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Funds at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Fund all written information received by the Custodian regarding any class action or other collective litigation in connection with Fund securities or other assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Fund, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian will not support class-action participation by the Fund beyond such forwarding of written information received by the Custodian. For the avoidance of doubt, upon and after the effective date of any termination of this Agreement with respect to the Trust or any Fund, as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.14 to the Trust or such Fund, as applicable.

Section 3.	Property of the Funds Held Outside of the United States [RESERVED]

Section 4.	Reserved.

Section 5.	Contractual Settlement Services (Purchase / Sales)

5.1	The Custodian shall, in accordance with the terms set out in this section, debit or credit the appropriate cash account of each Fund in connection with (i) the purchase of securities for such Fund, and (ii) proceeds of the sale of securities held on behalf of such Fund, on a contractual settlement basis.

5.2	The services described above (the “Contractual Settlement Services”) shall be provided for such instruments and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services under this Agreement at its sole discretion immediately upon notice to the Sponsor on behalf of each Fund, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Fund.

5.3	The consideration payable in connection with a purchase transaction shall be debited from the appropriate cash account of the Fund as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market. The Custodian shall promptly recredit such amount at the time that the Fund notifies the Custodian by Proper Instruction that such transaction has been canceled.

5.4	With respect to the settlement of a sale of securities, a provisional credit of an amount equal to the net sale price for the transaction (the “Settlement Amount”) shall be made to the account of the Fund as if the Settlement Amount had been received as of the close of business on the date that monies would ordinarily be available in good funds in the applicable market. Such provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agents having possession of the asset(s) (which shall exclude assets subject to any third party lending arrangement entered into by a Fund) associated with the transaction in good deliverable form and not being aware of any facts which would lead them to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

5.5	Simultaneously with the making of such provisional credit, the Fund agrees that the Custodian shall have, and hereby grants to the Custodian, a security interest in any property at any time held for the account of the Fund to the full extent of the credited amount, and each Fund hereby pledges, assigns and grants to the Custodian a continuing security interest and a lien on any and all such property under the Custodian’s possession, in accordance with the terms of this Agreement. In the event that the applicable Fund fails to promptly repay any provisional credit, the Custodian shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts.

5.6	The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable, and the Fund shall be responsible for any costs or liabilities resulting from such reversal. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Fund to the Custodian and may be debited from any cash account held for benefit of the Fund.

5.7	In the event that the Custodian is unable to debit an account of the Fund, and the Fund fails to pay any amount due to the Custodian at the time such amount becomes payable in accordance with this Agreement, (i) the Custodian may charge the Fund for costs and expenses associated with providing the provisional credit, including without limitation the cost of funds associated therewith, (ii) the amount of any accrued dividends, interest and other distributions with respect to assets associated with such transaction may be set off against the credited amount, (iii) the provisional credit and any such costs and expenses shall be considered an advance of cash for purposes of this Agreement and (iv) the Custodian shall have the right to setoff against any property and to sell, exchange, convey, transfer or otherwise dispose of any property at any time held for the account of the Fund to the full extent necessary for the Custodian to make itself whole.

Section 6. Tax Services

Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Fund that the Custodian has requested, the Custodian shall perform the following services: (i) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (ii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (iii) provide to the Fund such information actually received by the Custodian that could, in the Custodian’s reasonable belief and sole discretion, assist the Fund in its submission of any reports or returns with respect to taxes. Other than the servicing responsibilities identified herein, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of any country or of any state or political subdivision thereof.

It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided sufficient information and documentation. As the Custodian does not provide tax advice, it is specifically understood and agreed that the Custodian shall not be considered the Fund’s tax advisor or tax counsel. In connection with the provision of services pursuant to this Section 6, the Custodian shall be kept indemnified by and shall be without liability to the Trust and each Fund for any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses that may be assessed against the Trust or such Fund or the Custodian as custodian. The Trust on behalf of each Fund agrees that the Custodian is authorized to deduct from any cash received or credited to a Fund’s account any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of the Fund’s transactions, and that the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to the Fund’s transactions and holdings.

Section 7. Payments for Sales or Repurchases or Redemptions of Shares

The Custodian shall receive from the Fund’s transfer agent (the “Transfer Agent”), as the case may be, and deposit into the account of the appropriate Fund, such payments as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by such Fund. The Custodian will provide timely notification to the Sponsor on behalf of a Fund and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the applicable Fund’s Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Sponsor, the cash redemption amount (as described in the applicable Fund’s Prospectus), less any applicable transaction fees due for the redemption order (as described in the applicable Fund’s Prospectus) and less the cash value of any dividend or distribution declared by a Fund during the pendency of any redemption order as necessary to provide the Authorized Participant only with cash proceeds to which they are entitled (a “distribution true up”). The cash redemption amount (less any applicable transaction fees or distribution true up due for the redemption order) due to the Authorized Participant on redemption shall be effected through (1) the Continuous Net Settlement clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of The Depository Trust Company on a Delivery Versus Payment basis.

Section 8. Proper Instructions

“Proper Instructions,” which may also be standing instructions, shall mean instructions received by the Custodian from the Sponsor, Wilmington Trust, National Association, as investment advisor to the Funds or any successor investment advisor designated in writing to the Custodian by the Sponsor (the “Investment Advisor”), the Transfer Agent, the administrator of the Funds designated by the Sponsor (the “Administrator”), or a person or entity duly authorized by any of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto, the terms of which are hereby agreed to. The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions. The Fund shall cause all oral instructions to be confirmed in writing. The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the Fund and has had a reasonable time to implement such change. The Custodian may act on a Proper Instruction if it reasonably believes it contains sufficient information, and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification and/or authentication of Proper Instructions. The Custodian may rely upon and shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund.

If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if such efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction). The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect such Proper Instruction. The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled, and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian a certificate setting forth the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund. Such certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

Section 9. Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from the applicable Fund:

1)	Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Trust on behalf of the Fund;

2)	Surrender securities in temporary form for securities in definitive form;

3)	Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

4)	In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Sponsor on behalf of the Fund.

Section 10. Books of Account and Calculation of Class Value and Class Value per Share

The Custodian shall cooperate with and supply necessary information to the Sponsor and the Administrator or such other entity or entities appointed by the Sponsor on behalf of any Fund to keep the books of account of each Fund and/or compute the Class Values and Class Values per Share (each as defined in such Fund’s Prospectus) of the outstanding Shares of each Fund or, if directed in writing to do so by the Sponsor, shall itself keep such books of account and/or compute such Class Values and Class Values per Share. If and as so directed, the Custodian shall transmit the Class Values and Class Values per Share of a Fund to the Transfer Agent, the NASDAQ OMX, the Sponsor and such other entities as directed in writing by the Sponsor. If and as so directed, the Custodian shall also calculate daily the Net Investment Income attributable to each Class of a Fund, as described in such Fund’s Prospectus, and shall advise the Transfer Agent, the NASDAQ OMX, the Sponsor and such other entities as directed in writing by the Sponsor daily of the total amounts of such Net Investment Income and, if instructed in writing by the Sponsor to do so, shall advise the Transfer Agent, the NASDAQ OMX, the Sponsor and such other entities as directed in writing by the Sponsor periodically of the division of such Net Investment Income among its various components. The calculations of the Class Values and Class Values per Share of each Fund shall be made at the time or times described from time to time in such Fund’s Prospectus.

Section 11. Records

The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as may be agreed to from time to time by the Fund and the Custodian and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized representatives, officers, employees or agents of a Fund. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

Section 12. Opinion of Fund’s Independent Accountant

The Custodian shall cooperate reasonably with the Fund’s independent accountants.

Section 13. Reports to Fund by Independent Public Accountants

The Custodian shall provide each Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 14. Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each applicable Fund and the Custodian.

Section 15. Responsibility of Custodian

The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, and shall be kept indemnified by and shall be without liability to the Trust and each Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. In no event shall the Custodian be liable for indirect, special or consequential damages.

The Custodian shall be without responsibility or liability to the Fund for: (i) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (ii) errors by a Fund, its Investment Advisor, the Sponsor or any other duly authorized person in their instructions to the Custodian; (iii) the insolvency of or acts or omissions by a U.S. Securities System or Special Sub-Custodian; (iv) the failure of the Fund, its Investment Advisor, the Sponsor or any duly authorized person to adhere to the Custodian’s operational policies and procedures; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or U.S. Securities System; and (viii) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian is authorized and instructed to rely upon the information it receives from the Fund or any third party on behalf of the Fund. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Fund. The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Fund by entities other than the Custodian prior to its appointment as custodian.

If the Fund instructs the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to the Custodian taking such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it. The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

Any property at any time held for the Fund’s account shall be security for the Fund’s performance of its obligations under this Agreement. The obligations include the Fund’s obligations to reimburse the Custodian if the Custodian, its affiliates, subsidiaries or agents advances cash or securities to the Fund for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, as well as the Fund’s obligation to compensate the Custodian pursuant to Section 14 hereof. Should the Fund fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the Uniform Commercial Code and other applicable law, including the right to utilize available cash and to dispose of such Fund’s assets to the extent necessary to obtain payment or reimbursement.  The Custodian may at any time decline to follow Proper Instructions to deliver out to the Fund cash or securities if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash or securities remaining will not have sufficient value fully to secure the Fund’s payment or reimbursement obligations, whether contingent or otherwise.

The Custodian has no responsibility to monitor or oversee the investment activity undertaken by the Fund or its Investment Advisor. The Custodian has no duty to ensure (or to inquire whether) an Investment Advisor complies with any investment objectives or restrictions agreed between the Fund and the Investment Advisor, or whether the Investment Advisor complies with its legal obligations to under applicable securities laws or other laws, including laws intended to protect the interests of investors. The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by the Fund or on its behalf.

The Fund’s receipt of securities from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale of securities will be at the Fund’s sole risk, and the Custodian shall not be obligated to make demands on the Fund’s behalf if the Fund’s counterparty defaults. If the Fund’s counterparty fails to deliver securities or cash, the Custodian will, as its sole responsibility, notify the Investment Advisor of such failure within a reasonable time after becoming aware of the same.

Section 16. Effective Period and Termination

This Agreement shall remain in full force and effect for an initial term ending five (5) years from the date hereof (the “Initial Term”). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a “Renewal Term”) unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach, or (ii) in the event that the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law, or a conservator or receiver is appointed for the such party or upon the happening of a like event to such party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph, the Trust shall pay the Custodian its compensation due and shall reimburse the Custodian for its costs, expenses and disbursements.

In the event of: (i) the Trust’s termination of this Agreement, with or without notice, with respect to any Fund for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to such Fund (or its respective successor), the Trust shall pay the Custodian its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Custodian with respect to the Fund) and shall reimburse the Custodian for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Custodian will deliver the Fund’s securities, funds and other properties as set forth herein. For the avoidance of doubt, no payment will be required pursuant to the first sentence of this paragraph in the event of (a) the liquidation or dissolution of the Fund and distribution of the Fund’s assets as a result of the Sponsor’s good faith determination that the Fund is no longer viable, (b) a merger of the Fund into, or the consolidation of the Fund with, another entity, or (c) the sale by the Fund of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to the Fund (or its respective successor) on substantially the same terms as this Agreement.

The provisions of Sections 6, 14 and 15 of this Agreement shall survive termination of this Agreement for any reason.

Section 17. Successor Custodian

If a successor custodian for the Fund shall be appointed by the Sponsor, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of the Fund held in a U.S. Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Proper Instruction, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such Proper Instruction.

In the event that no Proper Instruction designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to (i) the applicable Fund, or (ii) a bank or trust company, of its own selection, all securities, funds and other properties held by the Custodian hereunder and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Fund, and to transfer to an account of such successor custodian all of the Fund’s securities held in any U.S. Securities System. The Custodian shall have no liability for any such delivery. Thereafter, in the case of clause (ii) above, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

Section 18. Representations and Warranties

The Custodian represents and warrants to the Trust that:

(a)	It is a trust company duly organized and existing under the laws of the Commonwealth of Massachusetts;

(b)	It is duly qualified to carry on its business in the Commonwealth of Massachusetts;

(c)	This Agreement constitutes its legal, valid, binding and enforceable agreement;

(d)	It is empowered under applicable laws and by its organizational documents to enter into and perform the services contemplated in this Agreement;

(e)	All requisite organizational proceedings have been taken to authorize it to enter into and perform this Agreement; and

(f)	Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

The Trust represents and warrants to the Custodian that:

(a)	It is duly organized, validly existing in good standing in its jurisdiction of organization and is qualified to conduct its business in every jurisdiction where its business is conducted;

(b)	The execution, delivery and performance of this Agreement, all documents and instruments to be delivered hereunder or thereunder and all transactions contemplated hereunder or thereunder have been duly authorized by all necessary organizational action;

(c)	The person executing this Agreement on its behalf has been duly authorized to act on its behalf;

(d)	This Agreement constitutes its legal, valid, binding and enforceable agreement;

(e)	It has obtained all authorizations, approvals and consents of any governmental body required in connection with this Agreement and all transactions contemplated hereunder and such authorizations are in full force and effect; and

(f)	The execution, delivery and performance of this Agreement and the transactions hereunder will not violate any agreement, law, ordinance, charter, by-law, rule or regulation applicable to it or by which it is bound or by which any of its assets are affected. Further, the Trust hereby acknowledges and agrees that it shall promptly notify the Custodian of any statute, regulation, rule, or other regulatory requirement or policy governing any Fund, and any change thereto, which may affect the Custodian’s responsibilities under this Agreement.

Section 19. Anti-Money Laundering

The Fund acknowledges that the Custodian is required to comply with a number of federal regulations and policies concerning matters such as the identity of its customers and the source of funds it handles, including the Bank Secrecy Act and the USA Patriot Act, and all regulations issued thereunder, and the regulations issued by the U.S. Department of Treasury, Office of Foreign Asset Control (together, the “U.S. Money Laundering and Investor Identification Requirements”). Accordingly, the Fund confirms that it has complied and shall continue to comply with all applicable U.S. Money Laundering and Investor Identity Requirements with respect to the account of the Fund, including without limitation maintaining and effecting appropriate procedures to verify suspicious transactions and the source of funds for settlement of transactions.

Section 20. General

Section 20.1 Governing Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.

Section 20.2 Prior Contracts. This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund and the Custodian relating to the custody of the Fund’s assets. This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

Section 20.3 Assignment. This Agreement may not be assigned by (a) the Trust without the written consent of the Custodian or (b) by the Custodian without the written consent of the Trust, except that either party may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with such party.

Section 20.4 Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Custodian and the Trust on behalf of any Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties, provided that no such interpretive or additional provisions shall contravene any applicable law or regulations or any provision of the Trust’s organizational or governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 20.5 Additional Funds. In the event that the Trust establishes one or more additional series with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series shall become a Fund hereunder.

Section 20.6 Remote Access Services Addendum. The Custodian and the Trust agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

Section 20.7 Notices. Any notice, instruction or other instrument required to be given hereunder will be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Trust, any Fund or the Sponsor:	AccuShares Investment Management, LLC
1 Bridge Plaza North, Suite 468
Fort Lee, NJ 07024
Attention: Forrest Gilman
Telephone: 201-399-4700
Facsimile: 203-998-0435

To the Custodian:	State Street Bank and Trust Company
1200 Crown Colony Drive
Quincy, MA, 02169
Attention: Michael Timcoe
Telephone: (617) 985-3185
Facsimile: (617) 988-0793

Section 20.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute but one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

Section 20.9 Severability. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

Section 20.10 Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (ii) that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (iii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iv) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including the Trust, on an aggregated basis with all or substantially all other client information and without specific reference to the Trust or any Fund.

Section 20.11 Reproduction of Documents. This Agreement and all schedules, exhibits, addenda, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 20.12 Regulation GG. The Trust hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). The Trust hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 20.13 Data Privacy. The Custodian will implement and maintain a comprehensive written information security program that contains appropriate security measures to safeguard the personal information of the Trust’s and the Funds’ shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) Social Security number, (b) driver’s license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account.  Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

Section 20.14 Loan Services Addendum. [RESERVED]

Section 20.15 Shareholder Communications. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose stock the Fund owns. If the Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ]	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X]	The Custodian is not authorized to release the Fund’s name, address, and share positions.

Section 20.16 Assets and Liabilities of the Funds.

The Custodian hereby acknowledges and agrees that:

The assets of each Fund shall be held in separate and distinct accounts (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and every other Fund and are referred to as “assets belonging to” that Fund. Except as otherwise set forth herein, the assets belonging to a Fund shall belong only to that Fund for all purposes, and to no other Fund, and shall be subject only to the rights of creditors of that Fund. The assets belonging to a Fund shall be charged with the liabilities of such Fund and all expenses, costs, charges, indemnities and reserves attributable to such Fund.

Except as otherwise set forth herein, the debts, liabilities, obligations, expenses, costs, charges, interests, claims, indemnities and reserves of any nature and all kinds and descriptions (“Claims”) incurred, contracted for, attributable to or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund and, unless otherwise provided by the Sponsor, none of the Claims incurred, contracted for, attributable to or otherwise existing with respect to the Trust generally or any other Fund shall be enforceable against the assets of such Fund.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

Accushares Commodities Trust I, for and on behalf of each Fund listed on Appendix A attached hereto

By: AccuShares Investment Management, LLC, as Sponsor

By: /s/ Forrest G. Gilman
Name: Forrest G. Gilman
Title: Vice President, Chief Financial Officer and Treasurer

State Street Bank and Trust Company

By: /s/ Michael F. Rogers

Name: Michael F. Rogers

Title: Executive Vice President

APPENDIX A

to

Custodian Agreement

AccuShares Commodities Trust I

AccuShares S&P GSCI Spot Fund

AccuShares S&P GSCI Agriculture and Livestock Spot Fund

AccuShares S&P GSCI Industrial Metals Spot Fund

AccuShares S&P GSCI Crude Oil Spot Fund

AccuShares S&P GSCI Brent Oil Spot Fund

AccuShares S&P GSCI Natural Gas Spot Fund

AccuShares Spot CBOE VIX Fund